Exhibit 99.1

Houston American Energy Updates Drilling Plans

Houston, Texas – October 3, 2013 – Houston American Energy Corp. (NYSE MKT: HUSA) today provided an update with respect to its near term drilling plans.

In addition to previously announced plans to participate in drilling a 10,000’ test well in Pecos County, Texas, Houston American announced that it has agreed to participate in the drilling of test wells on three prospects, each of which is presently anticipated to occur before year-end 2013.

The planned wells, and Houston American’s interest in the prospects, are as follows:

•	In South Texas, a 4,000’ test of the Lower Hockley Sand is planned targeting potential oil pay. The prospect is within a 179 acre lease block supported by 3-D seismic and is a look-a-like to a successful well nearby. A second similar prospect has been identified on the lease block. Houston American will own a 7.2% working interest in the well and acreage.

•	In Jefferson Davis Parish, Louisiana, a 7,000’ test of the Cris H stringer and Cris H sand is planned with the objective of gaining structure on existing productive oil wells. Houston American will own a 10.9% working interest in the well before payout and a 9.375% working interest after payout.

•	In Iberville Parish, Louisiana, a 13,500’ test of the Cib Haz Sands is planned. Successful wells in surrounding acreage have come on production at rates averaging approximately 800 barrels of oil per day with associated gas production. Houston American will own a 3% working interest in the well and 618 acre lease block.

Houston American has budgeted approximately $700,000 for these prospects to be funded from its existing working capital

John F. Terwilliger, Chairman and CEO of Houston American Energy stated: “We have been actively searching for domestic opportunities and have found a number of interesting conventional exploration prospects that we believe have been overlooked while other operators are focused on shale plays.  A number of other prospect opportunities are in our project pipeline and we hope to finalize arrangements to participate in one or more of those prospects in the near future.  We are excited about these prospects and look forward to getting active with the drill bit here in the U.S.”

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Such forward-looking statements, include, but are not limited to, statements regarding the anticipated timing, cost and results of test wells, potential offsets, future drilling activities, and other statements that are not historical facts.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.